Exhibit 99.1

Conduit Pharmaceuticals Enters Joint Development Agreement with Manoira to Advance AZD1656 and AZD5658 in Animal Health

●	Collaboration leverages cutting-edge reformulation expertise to generate cross-species insights, fast-track human clinical programs, and seeks to capture commercial potential in the $15 billion animal health market
●	Evaluation of AZD5658 expands Conduit’s glucokinase activator platform into novel veterinary applications, complementing AZD1656 development
●	Cost-efficient approach enhances Conduit’s pipeline while preserving full ownership of intellectual property and data, maximizing shareholder value
●	Synergistic combination therapies under evaluation could redefine treatment standards in veterinary and human applications

NAPLES, Fla. and CAMBRIDGE, United Kingdom, June 4, 2025 (GLOBE NEWSWIRE) — Conduit Pharmaceuticals Inc. (Nasdaq: CDT) (“Conduit” or the “Company”) today announced that it has entered into a joint development agreement with Manoira Corporation (“Manoira”), a privately held specialty animal health company specializing in proprietary reformulation technologies to create novel therapeutics for veterinary and livestock applications. Under the terms of the joint development agreement, Manoira will evaluate Conduit’s AZD1656 and AZD5658, both clinical-stage glucokinase activators, in animal health indications, providing Conduit with high-value translational data across human and veterinary applications.

Manoira will focus its initial evaluation of AZD1656 in animal osteoarthritis, a common degenerative joint condition in companion animals, to generate preclinical data that will better inform Conduit’s human clinical programs. Notably, early animal studies conducted by AstraZeneca suggest that glucokinase activators may have therapeutic potential in osteoarthritis1. In addition, Manoira plans to evaluate a novel combination of its patented CBDA co-crystal with AZD1656 and AZD5658 for the treatment for osteoarthritis in animals.

This cost-efficient collaboration allows Conduit to accelerate its understanding of AZD1656’s mechanism of action, safety profile, and potential efficacy across species, while retaining 100% ownership of all data and intellectual property generated relating to AZD1656 and AZD5658 for human applications. The partnership not only enhances Conduit’s core human therapeutic pipeline but also opens potential new revenue streams in the high-growth veterinary market, creating a dual-track value proposition for its shareholders. The parties will determine any future financial benefits and implications upon review of the results of the evaluations and how to proceed as a result of any such findings. Additionally, Manoira will evaluate AZD5658 for veterinary applications, expanding the utility of Conduit’s glucokinase activator portfolio and supporting cross-species insight generation.

Strategic and Financial Benefits for Conduit

The joint development agreement underscores Conduit’s commitment to innovative, high-return collaborations that maximize resource efficiency and pipeline potential.

●	Cost-efficient preclinical data to de-risk and accelerate human clinical trials, potentially reducing development timelines and costs.

●	Cross-species insights that enhance the probability of success for AZD1656 in human indications, strengthening Conduit’s competitive edge in glucokinase activator therapies.

1 https://patentscope.wipo.int/search/en/WO2009022179

●	Entry into the estimated $15 billion animal health market, projected to grow at a CAGR of 6.5% through 2027[2], driven by rising pet ownership, increasing demand for advanced veterinary therapies, and expanding livestock health investments.

“This transformative agreement with Manoira exemplifies our strategy of creating value through innovative collaborations,” said Dr. Freda Lewis-Hall, Chair of Conduit Pharmaceuticals. “By leveraging Manoira’s reformulation expertise in animal health, we are accelerating AZD1656’s development, unlocking new commercial opportunities, and generating critical data to drive our human clinical programs - all while maintaining full control of our intellectual property relating to AZD1656 and AZD5658. The inclusion of AZD5658 further demonstrates our intention to explore cross-species value through targeted, capital-efficient programs. Together, these efforts position Conduit as a cross-species leader in innovative, cost-efficient drug development.”

Under the terms of the Agreement, Conduit will retain all existing intellectual property (“IP”) and will retain exclusive rights and ownership of all new IP relating to AZD1656 and AZD5658 for human applications. Manoira has agreed to fund all of the development activities of the collaboration and, in lieu of any further obligation for development costs, Conduit has agreed to issue Manoira an up-front consideration of $500,000 to be settled solely through the issuance of 154,799 shares of common stock (based on the closing price per share of $3.23 on June 3, 2025). Manoira is an entity controlled by Dr. Andrew Regan, of which he is sole director. Dr. Regan is a director and the Chief Executive Officer of Conduit.

About Manoira Corporation

Manoira Corporation specializes in the development of innovative products designed specifically for the optimum treatment of companion animals and livestock – either developed internally or sublicensed from leading pharmaceutical partners. Its current pipeline includes products for pain, inflammation, nausea and anxiety, including a patented cocrystal form of cannabidiolic acid (CBDA) where enhanced stability and precise dosing enables products specifically tailored for individual animal requirements. With a robust 20-year patent covering CBDA products based on solid form technologies such as co-crystallization, Manoira maintains a strong intellectual property position and a sustainable competitive edge in the animal health sector.

About Conduit Pharmaceuticals

Conduit is a dynamic, multi-asset clinical stage, life science company delivering an efficient model for compound development. Conduit both acquires and funds the development of Phase 2-ready assets, building an integrated and advanced platform-driven approach powered by artificial intelligence (AI) and cybernetics, and seeking an exit through third-party license deals following successful clinical trials. Led by a highly experienced team of pharmaceutical executives including Dr. Andrew Regan and Dr. Freda Lewis-Hall, this novel approach is a departure from the traditional pharma/biotech business model of taking assets through regulatory approval.

2 https://www.globenewswire.com/news-release/2022/11/10/2553101/0/en/Veterinary-Vaccines-Market-Size-to-Gain-15-Billion-by-2028-with-6-5-CAGR-Exclusive-Report-by-The-Insight-Partners.htm

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Conduit’s future results of operations and financial position, Conduit’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated studies and business endeavours with third parties, and future results of current and anticipated product candidates, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to; the inability to maintain the listing of Conduit’s securities on Nasdaq; the ability to recognize the anticipated benefits of the business combination completed in September 2023, which may be affected by, among other things, competition; the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that Conduit’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities on a timely basis or at all; changes in applicable laws or regulations; the possibility that Conduit may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus (as amended and supplemented) relating to the business combination completed in September 2023, including those under “Risk Factors” therein, and in other filings made by Conduit with the U.S. Securities and Exchange Commission. Moreover, Conduit operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Conduit’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Conduit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Conduit gives no assurance that it will achieve its expectations.

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